Exhibit 99.1

Cineverse Announces 1-for-20 Reverse Stock Split

LOS ANGELES, June 8, 2023 – Cineverse Corp. (“Cineverse” or the “Company) (NASDAQ: CNVS), a global streaming technology and entertainment company with one of the world’s largest portfolios of streaming channels and streaming content libraries, today announced that its Board of Directors has approved a 1-for-20 reverse stock split of the Company’s issued and outstanding Class A common stock (the “Reverse Stock Split”). The Reverse Stock Split will go into effect at 12:01 a.m. Eastern Time on June 9, 2023. The Company’s common stock is expected to begin trading on The Nasdaq Capital Market on a split-adjusted basis on June 9, 2023.

The Company’s stockholders approved the Reverse Stock Split at the special meeting of stockholders held on May 30, 2023, at a ratio ranging from 1-for-2 to 1-for-20, with such ratio and the implementation and timing of such Reverse Stock Split to be determined by the Company’s Board of Directors.

The principal purpose of the Reverse Stock Split is to decrease the total number of shares of common stock outstanding and proportionately increase the market price of the common stock in order to meet the continued listing requirements of The Nasdaq Capital Market. The Company’s common stock will continue to trade under the symbol “CNVS.”

As a result of the Reverse Stock Split, every 20 shares of the Company’s common stock issued and outstanding will be automatically reclassified into one new share of common stock. The Reverse Stock Split will not modify any rights or preferences of the shares of the Company’s common stock. Proportionate adjustments will be made to the exercise prices and the number of shares underlying the Company’s outstanding equity awards, as applicable, as well as to the number of shares issuable under the Company’s equity incentive plans. The common stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split will not affect the number of authorized shares of common stock or the par value of the common stock nor will it change the authorized shares of Preferred Stock or the relative voting power of such holders of our outstanding common stock and Preferred Stock.

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to receive fractional shares as a result of the Reverse Stock Split will be entitled to a cash payment in lieu thereof after the sale on the open market of the aggregated fractional shares by the exchange agent for the reverse split.

American Stock Transfer & Trust Company has been appointed by the Company to act as its exchange agent for the reverse stock split. Stockholders owning pre-split shares via a bank, broker or other nominee will have their positions automatically adjusted to reflect the Reverse Stock Split and will not be required to take further action in connection with the Reverse Stock Split, subject to brokers’ particular processes. Similarly, registered stockholders holding pre-split shares of the Company's common stock electronically in book-entry form are also not required to take further action in connection with the Reverse Stock Split. Holders of certificated shares will be contacted by the Company or its exchange agent with further details about how to surrender old certificates.

Additional information about the Reverse Stock Split can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 28, 2023, which is available free of charge at the SEC’s website, www.sec.gov, and on the Company’s website at www.cineverse.com.

About Cineverse

Cineverse is a global streaming technology and entertainment company with one of the world’s largest portfolios of streaming channels and streaming content libraries, all powered by its advanced, proprietary technology platform. Cineverse currently features enthusiast brands for subscription video on demand (SVOD), advertising-based video on demand (AVOD) and free, ad-supported streaming television (FAST) channels. Cineverse entertains consumers around the globe by providing premium feature film and television series, enthusiast streaming channels and technology services to some of the world's largest media, retail and technology companies. For more information, please visit www.cineverse.com.

Safe Harbor Statement

Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of Cineverse officials during presentations about Cineverse, along with Cineverse's filings with the Securities and Exchange Commission, including Cineverse's registration statements, quarterly reports on Form 10-Q and annual report on Form 10-K, are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act''). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects," "anticipates,'' "intends,'' "plans,'' "could," "might," "believes,'' "seeks," "estimates'' or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings, or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cineverse's management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties, and assumptions about Cineverse, its technology, economic and market factors, and the industries in which Cineverse does business, among other things. These statements are not guarantees of future performance, and Cineverse undertakes no specific obligation or intention to update these statements after the date of this release.

For additional information, please contact:

At Cineverse

Julie Milstead

424-281-5411

investorrelations@cineverse.com

The Equity Group Inc.

Carolyne Sohn

408-538-4577

csohn@equityny.com